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                                                                   EXHIBIT 10.57



                               RETENTION AGREEMENT


        This Retention Agreement (the "Agreement") is made and entered into as of May 29, 1998 (the "Effective Date"), by and between Maxtor Corporation, a Delaware corporation (the "Company") and Paul Tufano ("Executive").

                                    RECITALS

        The Company recognizes that the possibility of a change of control or other event which may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its key employees. The Company also recognizes that the Executive possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any acquisition of the Company or other change of control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company and will enhance its ability to call on and rely upon the Executive in connection with a change of control.

        The Company and the Executive desire to enter into this Agreement in order to provide additional compensation and benefits to the Executive and to encourage Executive to continue to devote his full attention and dedication to the Company and to continue his employment with the Company.

        1. Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

               (a)    "Cause" means:

                      (i) theft, a material act of dishonesty, fraud, the intentional falsification of any employment or Company records or the commission of any criminal act which impairs Executive's ability to perform his/her duties under this Agreement;

                      (ii) improper disclosure of the Company's confidential, business or proprietary information by Executive; or

                      (iii) the Executive's conviction (including any plea of guilty or nolo contendere) for a felony causing material harm to the reputation and standing of the Company, as determined by the Company in good faith.



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               (b) "Change of Control" means:

                     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, or HEA, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

                      (ii) the Company is party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                      (iii) There occurs a change in the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. For purposes of this Agreement, an Incumbent Director is any director who is either:

                             (A) a director of the Company as of the Effective
Date of this Agreement; or

                             (B) a director who is elected or nominated for
election to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                             (C) changes in the composition of the Board
resulting from a reduction in the percentage of the Company's outstanding stock owned by HEA which occur pursuant to a written agreement between HEA and the Company shall not be deemed a change in the Incumbent Directors for purposes of this subparagraph 1(b)(iii).

                      (iv) The sale or disposition of all or substantially all of the Company's assets (or any transaction having similar effect is consummated);

                      (v) The dissolution or liquidation of the Company; or

                      (vi) The sale or disposition by HEA of shares of the Company representing at least 50% of the number of shares owned by HEA at the time of such sale, and at least 10% of the Company's then outstanding stock to a manufacturer of hard disk drives.



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Notwithstanding any other provision herein to the contrary, for purposes of this
Agreement no Change of Control shall be deemed to have occurred as a result of any ownership change which may occur as a result of an underwritten public offering of the Company's stock.

               (c) "Good Reason" means the occurrence of any of the following conditions, without Executive's written consent, which condition(s) remain(s) in effect 20 days after written notice to the Board from Executive of such condition(s):

                      (i) a material decrease in Executive's Total Annual Earnings or employee benefits following a Change of Control;

                      (ii) a demotion, a material reduction in Executive's position, responsibilities or duties or a material, adverse change in Executive's substantive functional responsibilities or duties, and such a material adverse change shall be deemed to occur if Executive no longer serves as the Chief Financial Officer reporting to the President. In the event the Company completes an underwritten public offering of Company stock, then such a material adverse change shall be deemed to occur if Executive no longer serves as the Chief Financial Officerof a public company reporting to the President;

                      (iii) the relocation of Executive's work place for the Company to a location more than one hundred (100) miles from the location of Executive's work place following a Change of Control; or

                      (iv) any material breach of this Agreement by the Company.

               (d) "Effective Date" means the day and year first set forth above.

               (e) "HEA" means Hyundai Electronics America, and any parent, subsidiary or affiliate thereof or successor thereto.

               (f) "Permanent Disability" means that:

                      (i) the Employee has been incapacitated by bodily injury or disease so as to be prevented thereby from engaging in the performance of the Employee's duties;

                      (ii) such total incapacity shall have continued for a period of six consecutive months; and

                      (iii) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Employee's life.

               (g) "Termination Upon Change of Control" means:

                      (i) any termination of the employment of the Executive by the Company without Cause within thirty (30) days before or within twelve (12) months after the date of the Company's first public announcement that the Company has entered into a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies); or



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                      (ii) any resignation by the Executive for Good Reason
within twelve (12) months after the occurrence of any Change of Control.

        "Termination Upon Change of Control" shall not include any termination of the employment of the Executive (a) by the Company for Cause; (b) by the Company as a result of the Permanent Disability of the Executive; (c) as a result of the death of the Executive; or (d) as a result of the voluntary termination of employment by the Executive for reasons other than Good Reason.

               (g) "Total Annual Earnings" means the sum of the Executive's annual salary and targeted annual incentive bonus.

        2. Position and Duties. Executive shall continue to be an at-will employee of the Company employed in his/her current position at his/her then current salary rate. Executive shall also be entitled to continue to participate in and to receive benefits on the same basis as other executive or senior staff members under any of the Company's employee benefit plans as in effect from time to time. In addition, Executive shall be entitled to the benefits afforded to other employees similarly situated under the Company's vacation, holiday and business expense reimbursement policies. Executive agrees to devote his/her full business time, energy and skill to his/her duties at the Company. These duties shall include, but not be limited to, any duties consistent with his/her position which may be assigned to Executive from time to time.

        3. Termination Upon Change of Control.

               (a) Severance Benefits. In the event of the Executive's Termination Upon Change of Control, Executive shall be entitled to the following separation benefits:

                      (i) all salary, accrued but unused vacation earned through the date of Executive's termination and Executive's target bonus for the year in which termination occurs, prorated through the date of Executive's termination;

                      (ii) twelve (12) months of Executive's Total Annual Earnings as in effect as of the date of such termination, all less applicable withholding, paid in a lump sum within thirty (30) days of termination of employment;

                      (iii) the vesting of all stock options granted by the Company to the Executive prior to the Change of Control and outstanding immediately prior to such Termination Upon Change of Control shall partially accelerate so that Executive shall be credited with an additional two years of continuous service for vesting purposes. In addition, the vesting of all stock options outstanding immediately prior to the Change of Control shall accelerate to the extent provided above (i.e., two additional years of vesting credit) if the acquiring company does not assume the stock options or does not substitute equivalent stock options upon a Change of Control;

                      (iv) the vesting of all unvested shares of restricted stock shall accelerate and be the greater of: (I) fifty percent (50%) of Executive's shares of restricted stock, or (II) that number of shares of restricted stock determined by multiplying Executive's total shares of restricted stock by a fraction, the numerator of which is the total number of months which have



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elapsed from the restricted stock grant date to the date of Executive's
Termination Upon Change of Control and the numerator of which is thirty-six
(36).

                      (v) within fourteen (14) days of submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to his/her termination of employment;

                      (vi) if Executive elects continued medical insurance coverage in accordance with the applicable provisions of federal law (commonly referred to as "COBRA"), the Company shall pay Executive's COBRA premiums for the duratin of such COBRA coverage, or twelve (12) months, whichever is less. If Executive's medical coverage immediately prior to the date of termination included the Executive's dependents, the Company paid COBRA premiums shall include such dependents. Notwithstanding the above, in the event Executive becomes covered under another employer's group health plan (other than a plan which imposes a preexisting condition exclusion unless the preexisting condition exclusion does not apply) during the period provided for herein, the Company shall cease payment of the COBRA premiums; and

                      (vii) Executive shall receive the benefits, if any, under the Company's 401(k) Plan and other Company benefit plans to which he may be entitled pursuant to the terms of such plans.

        4. Payment of Taxes. All payments made to Executive under this Agreement shall be subject to all applicable federal and state income, employment and payroll taxes.

        5. Parachute Payment. If due to the benefits provided under this Agreement, Executive is subject to any excise tax due to characterization of any amounts payable hereunder as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company agrees to offer the Executive the option of (i) receiving the full parachute payment subject to the excise tax, or (ii) receiving a reduced parachute payment that would not be subject to the excise tax (which in some circumstances may maximize the net benefit to Executive). Unless the Company and Executive otherwise agree in writing, any calculation required under this Section 5 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose calculation shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of calculating the Executive's options under this Section 5, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

        6. Exclusive Remedy. The payments and benefits provided for in Section 3 shall constitute the Executive's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Executive and the Company in connection with a Change of Control. To the extent Executive is entitled to severance or other benefits upon termination of employment under this Agreement and any other



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agreement, the benefits payable under this Agreement shall be reduced by the amounts paid to Executive under any other such agreement.

        7. Proprietary and Confidential Information. The Executive agrees to continue to abide by the terms and conditions of any Company's confidentiality and/or proprietary rights agreement between the Executive and the Company.

        8. Arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in Santa Clara County, California or elsewhere by mutual agreement. The selection of the arbitrator and the arbitration procedure shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by the Executive, shall be paid by the Company. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

        9. Interpretation. Executive and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California, without regard to such state's conflict of laws rules.

        10. Conflict in Benefits. This Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement. To the extent Executive is entitled to severance or other benefits upon termination of employment under this Agreement and any other agreement, the benefits payable under this Agreement shall be reduced by the amounts paid to Executive under any other such agreement. However, this Agreement is not intended to and shall not affect, limit or terminate (i) any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees of the Company, (ii) the Company's 1998 Restricted Stock Plan, (iii) any agreement or arrangement with the Executive that has been reduced to writing and which does not relate to the subject matter hereof, or (iv) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

        11. Release of Claims. No severance benefits shall be paid to Executive under this Agreement unless and until the Executive shall, in consideration of the payment of such severance benefit, execute a release of claims in a form reasonably satisfactory to the Company; provided, however, that such release shall not apply to any right of Executive may have to be indemnified by the Company.

        12.    Successors and Assigns.

               (a) Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the



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effectiveness of any such succession transaction shall be a breach of this
Agreement and shall entitle the Executive to terminate his or her employment with the Company within three months thereafter and to receive the benefits provided under Section 3 of this Agreement in the event of Termination Upon Change of Control. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b) Heirs of Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        13. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

               if to the Company:                  Maxtor Corporation
                                                   510 Cottonwood Drive
                                                   Milpitas, CA 95035
                                                   Attn:  General Counsel

and if to the Executive at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        15. Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

        16. Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by Executive and the Company.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                        MAXTOR CORPORATION

      5/29/98                                AUTHORIZED SIGNATURE
Date:_______________                    By:_____________________________________
                                                Authorized Officer
                                        Title:__________________________________

                                        EXECUTIVE:  Paul J. Tufano

      5/29/98                                       /s/ PAUL J. TUFANO
Date:_______________                    ________________________________________
                                        Executive's Signature
Address for Notice:


____________________________

____________________________

____________________________



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